Exhibit 99.1
Lennox International Reports Fourth Quarter Results
•	4Q09 adjusted EPS from continuing operations of $0.58, up 12%

•	2009 adjusted EPS from continuing operations of $1.77, above guidance range of $1.65-$1.70

•	4Q09 GAAP EPS from continuing operations of $0.17 after restructuring and other charges; 2009 GAAP EPS from continuing operations of $1.09

•	2009 free cash flow of $167 million, up 38%

•	Reiterate 2010 guidance of adjusted EPS from continuing operations of $1.85-$2.25
DALLAS, February 4, 2010 — Lennox International Inc. (NYSE: LII) today reported fourth quarter and full year 2009 results.
For the fourth quarter, revenue was $733 million, down 1% from the prior year, including a 5 point positive impact from foreign exchange. Segment profit margin was up 40 basis points to 7.1%. Diluted earnings per share from continuing operations on an adjusted basis, a non-GAAP measure, was $0.58, up 12% from $0.52 in the year-ago quarter. Diluted earnings per share from continuing operations on a GAAP basis was $0.17 compared to $0.21 in the year-ago quarter.
For the full year, revenue was $2.8 billion, down 17% from the prior year, including a negative 1 point impact from foreign exchange. Segment profit margin was down 190 basis points to 5.8%. Diluted earnings per share from continuing operations on an adjusted basis, a non-GAAP measure, was $1.77 compared to $2.69 in the prior year. Diluted earnings per share from continuing operations on a GAAP basis was $1.09 compared to $2.12 in the prior year.
“End markets continued to show improvement in the fourth quarter, with our residential HVAC end markets seeing strong growth,” said Todd Bluedorn, Chief Executive Officer. “The commercial HVAC and refrigeration markets were still down from a year ago, but the rate of decline continued to slow in the fourth quarter. Overall for the company, our continued strong focus on productivity drove our margin expansion and 12% adjusted EPS growth in the quarter. For 2010, we reiterate the outlook provided in December and expect adjusted EPS from continuing operations of $1.85 to $2.25 for the full year.”

FOURTH QUARTER 2009 FINANCIAL HIGHLIGHTS
Revenue: Revenue for the fourth quarter was $733 million, down 1% from the prior year. At constant currency, revenue was down 6%.
Gross Profit: Gross profit in the fourth quarter was $205 million, up 3%, and gross margin was 28.0%, up 100 basis points. Excluding an $18 million pre-tax charge in the fourth quarter for a vendor-supplied materials quality issue, gross margin would have been 30.5%, up 350 basis points. Gross margin increased primarily due to lower sourcing and commodity costs, and productivity initiatives.
Income from Continuing Operations: For the fourth quarter, adjusted income from continuing operations was $33 million, or $0.58 diluted earnings per share, compared to $29 million, or $0.52 diluted earnings per share from continuing operations in the fourth quarter of 2008. On a GAAP basis, fourth quarter 2009 income from continuing operations was $10 million, or $0.17 diluted earnings per share, compared to $12 million, or $0.21 diluted earnings per share, in the fourth quarter of 2008.
Adjusted income from continuing operations for the fourth quarter of 2009 excludes net after-tax charges of $23.2 million, which are derived from:
•	$11.3 million charge for a vendor-supplied materials quality issue

•	$10.9 million charge for restructuring activities

•	$1.3 million net charge related to the sale of a non-core European HVAC business

•	$0.5 million for the net change in unrealized gains on open future contracts

•	$0.2 million charge for other items
FULL YEAR 2009 FINANCIAL HIGHLIGHTS
Revenue: For the full year, revenue was $2.8 billion, down 17% from the prior year. At constant currency, revenue was down 16%.
Gross Profit: Gross profit for the full year was $793 million, down 15%, and gross margin was 27.9%, up 70 basis points. Excluding an $18 million pre-tax charge in the fourth quarter for a vendor-supplied materials quality issue, 2009 gross margin would have been 28.5%, up 130 basis points. Gross margin increased primarily due to lower sourcing and commodity costs, productivity initiatives, and improved price and mix.

Income from Continuing Operations: Adjusted income from continuing operations for 2009 was $100 million, or $1.77 diluted earnings per share, compared to $157 million, or $2.69 diluted earnings per share in the prior year. On a GAAP basis, income from continuing operations for 2009 was $62 million, or $1.09 diluted earnings per share, compared to $124 million, or $2.12 diluted earnings per share in the prior year.
Adjusted income from continuing operations for 2009 excludes net after-tax charges of $38.5 million, which are derived from:
•	$30.0 million charge for restructuring activities

•	$11.3 million charge for a vendor-supplied materials quality issue

•	$4.5 million for the net change in unrealized gains on open future contracts

•	$1.3 million net charge related to the sale of a non-core European HVAC business

•	$0.4 million charge for other items
Free Cash Flow and Total Debt: Cash generated from operations for the year was $225 million. The company invested approximately $58 million in capital assets, resulting in free cash flow of $167 million, up 38% from the prior year. Total debt as of December 31, 2009 was $232 million, down $189 million from a year ago. Total cash and cash equivalents were $124 million ending the year.
BUSINESS SEGMENT FINANCIAL HIGHLIGHTS
Residential Heating and Cooling
•	4Q09 revenue of $321 million, up 7% from $299 million in the prior-year quarter; up 5% at constant currency

•	4Q09 segment profit of $38 million, up 40% from $27 million in 4Q08

•	4Q09 segment profit margin of 11.9%, up 280 basis points from 9.1% in 4Q08

•	2009 revenue of $1,293 million, down 13% from $1,493 million in 2008, with no impact from foreign exchange

•	2009 segment profit of $112 million, down 23% from $146 million in 2008

•	2009 profit margin of 8.6%, down 120 basis points from 9.8% in 2008
Fourth quarter results were positively impacted by higher volume, foreign exchange, lower sourcing and commodity costs, and productivity initiatives. The Hearth business within Residential continued to be down significantly. Full year results were negatively impacted by lower volume, with offsets from price, mix, lower sourcing and commodity costs, and productivity initiatives.

Commercial Heating and Cooling
•	4Q09 revenue of $146 million, down 23% from $189 million in the prior-year quarter; down 26% at constant currency

•	4Q09 segment profit of $11 million, down 46% from $20 million in 4Q08

•	4Q09 segment profit margin of 7.5%, down 310 basis points from 10.6% in 4Q08

•	2009 revenue of $595 million, down 29% from $835 million in 2008; down 26% at constant currency

•	2009 segment profit of $49 million, down 47% from $93 million in 2008

•	2009 profit margin of 8.3%, down 290 basis points from 11.2% in 2008
Fourth quarter results were negatively impacted by lower volume, with offsets from mix, foreign exchange, lower sourcing and commodity costs, and productivity initiatives. Full year results were negatively impacted by volume, with offsets from mix, price, lower sourcing and commodity costs, and productivity initiatives.
Service Experts (Continuing Operations)
•	4Q09 revenue of $146 million, up 7% from $136 million in the prior-year quarter; up 3% at constant currency

•	4Q09 segment profit of $7 million, down 10% from $8 million in 4Q08

•	4Q09 segment profit margin of 4.8%, down 100 basis points from 5.8% in 4Q08

•	2009 revenue of $535 million, down 9% from $586 million in 2008; down 8% at constant currency

•	2009 segment profit of $17 million, down 10% from $18 million in 2008

•	2009 profit margin of 3.1%, down 10 basis points from 3.2% in 2008
Fourth quarter results were positively impacted by higher volume and mix. Segment margin was down primarily due to the timing of expenses between the third and fourth quarter of 2009. Segment margin was up in the second half of 2009 versus the same period in the prior year. Full year 2009 results were negatively impacted by volume, with offsets from mix and productivity initiatives. In discontinued operations, the company exited the business of 5 unprofitable service centers in 2009.

Refrigeration
•	4Q09 revenue of $143 million, up 9% from $131 million in the prior-year quarter; down 7% at constant currency

•	4Q09 segment profit of $16 million, up 42% from $11 million in 4Q08

•	4Q09 segment profit margin of 11.2%, up 260 basis points from 8.6% in 4Q08

•	2009 revenue of $513 million, down 17% from $618 million in 2008; down 14% at constant currency

•	2009 segment profit of $49 million, down 19% from $60 million in 2008

•	2009 profit margin of 9.5%, down 20 basis points from 9.7% in 2008
Fourth quarter results were positively impacted by foreign exchange, price, lower sourcing and commodity costs, and productivity initiatives, with an offset from volume. Full year results were negatively impacted by volume, with offsets from price, mix, lower sourcing and commodity costs, and productivity initiatives.
2010 FULL YEAR OUTLOOK
The company reiterates its 2010 outlook originally provided on December 16, 2009:
•	Revenue up 3-7%, including 2 points of positive foreign exchange impact

•	Adjusted EPS from continuing operations of $1.85 to $2.25

•	GAAP EPS from continuing operations of $1.75 to $2.15

•	Capital expenditures of approximately $75 million

•	Tax rate of 35-36%
CONFERENCE CALL INFORMATION
A conference call to discuss the company’s fourth quarter results will be held this morning at 9:00 a.m. (Central). To listen, please call the conference call line at 612-288-0337 at least 10 minutes prior to the scheduled start time and use reservation number 142810. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
A replay will be available from 12:00 p.m. (Central) February 4 through February 11, 2010, by dialing 800-475-6701 (U.S.) or 320-365-3844 (International) and using access code 142810. This call will also be archived on the company’s web site.
Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

The statements in this news release that are not historical statements, including statements regarding expected financial results for 2010, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are beyond LII’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather, and a decline in new construction activity in the demand for products and services. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008

NET SALES	$733.5	$738.3	2,847.5	$3,441.1
COST OF GOODS SOLD	528.4	538.9	2,054.1	2,506.6

Gross profit	205.1	199.4	793.4	934.5
OPERATING EXPENSES:
Selling, general and administrative expenses	172.4	151.8	650.2	686.9
(Gains) losses and other expenses, net	(4.4)	2.9	(6.6)	(1.9)
Restructuring charges	14.1	11.5	41.5	30.4
Impairment of assets	6.4	6.9	6.4	9.1
Income from equity method investments	(1.7)	(0.6)	(7.3)	(8.6)

Operational income from continuing operations	18.3	26.9	109.2	218.6
INTEREST EXPENSE, net	2.1	3.5	8.2	14.2
OTHER EXPENSE, net	—	(0.1)	0.1	0.1

Income from continuing operations before income taxes	16.2	23.5	100.9	204.3
PROVISION FOR INCOME TAXES	6.3	11.6	39.1	80.5

Income from continuing operations	$9.9	$11.9	$61.8	$123.8
DISCONTINUED OPERATIONS:
Loss from discontinued operations	2.9	2.3	13.1	1.8
Income tax expense (benefit)	0.5	(0.8)	(2.4)	(0.8)

Loss from discontinued operations	3.4	1.5	10.7	1.0

Net income	$6.5	$10.4	$51.1	$122.8

EARNINGS PER SHARE — BASIC:
Income from continuing operations	$0.18	$0.22	$1.11	$2.18
Loss from discontinued operations	(0.06)	(0.03)	(0.19)	(0.01)

Net income	$0.12	$0.19	$0.92	$2.17

EARNINGS PER SHARE — DILUTED:
Income from continuing operations	$0.17	$0.21	$1.09	$2.12
Loss from discontinued operations	(0.06)	(0.03)	(0.19)	(0.01)

Net income	$0.11	$0.18	$0.90	$2.11

AVERAGE SHARES OUTSTANDING:
Basic	56.1	55.3	55.6	56.7
Diluted	57.3	56.7	56.6	58.3

CASH DIVIDENDS DECLARED PER SHARE	$0.14	$0.14	$0.56	$0.56

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT NET SALES AND PROFIT
(Unaudited, in millions)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Net Sales
Residential Heating & Cooling	$320.7	$299.4	$1,293.5	$1,493.4
Commercial Heating & Cooling	146.0	189.2	594.6	835.3
Service Experts	146.5	136.4	535.4	586.3
Refrigeration	143.3	131.5	512.7	618.2
Eliminations (A)	(23.0)	(18.2)	(88.7)	(92.1)

	$733.5	$738.3	$2,847.5	$3,441.1

Segment Profit (Loss) (B)
Residential Heating & Cooling	$38.2	$27.3	$111.7	$145.8
Commercial Heating & Cooling	10.9	20.1	49.3	93.3
Service Experts	7.1	7.9	16.6	18.5
Refrigeration	16.0	11.3	48.9	60.2
Corporate and other	(20.5)	(16.7)	(62.5)	(53.8)
Eliminations (A)	0.7	(0.1)	0.5	(0.7)

Subtotal that includes segment profit and eliminations	52.4	49.8	164.5	263.3
Reconciliation to income from continuing operations before income taxes:
Special product quality adjustment	18.3	—	18.3	—
Items in (gains) losses and other expenses, net that are excluded from segment profit (C)	(4.7)	4.5	(10.9)	5.2
Restructuring charges	14.1	11.5	41.5	30.4
Impairment of assets	6.4	6.9	6.4	9.1
Interest expense, net	2.1	3.5	8.2	14.2
Other expense, net	—	(0.1)	0.1	0.1

Income from continuing operations before income taxes	$16.2	$23.5	$100.9	$204.3

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations:

Excluding:
•	Special product quality adjustment.

•	Items within Gains and/or losses and other expenses, net that are noted in (C).

•	Restructuring charges.

•	Goodwill and equity method investment impairments.

•	Interest expense, net.

•	Other expense, net.

(C)	Items in Gains and/or losses and other expenses, net that are excluded from segment profit are net change in unrealized gains on open future contracts, discount fee on accounts sold, realized gain on marketable securities, and other items.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	As of	As of
	December 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$124.3	$122.1
Short-term investments	—	33.4
Accounts and notes receivable, net	357.0	363.4
Inventories, net	250.2	297.3
Deferred income taxes	34.9	24.2
Other assets	67.5	94.8

Total current assets	833.9	935.2
PROPERTY, PLANT AND EQUIPMENT, net	329.6	329.4
GOODWILL	257.4	232.3
DEFERRED INCOME TAXES	74.6	113.5
OTHER ASSETS, net	48.4	49.1

TOTAL ASSETS	$1,543.9	$1,659.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$2.2	$6.1
Current maturities of long-term debt	35.5	0.6
Accounts payable	238.2	234.1
Accrued expenses	317.9	331.5
Income taxes payable	—	3.7

Total current liabilities	593.8	576.0
LONG-TERM DEBT	193.8	413.7
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	13.4	12.5
PENSIONS	66.7	107.7
OTHER LIABILITIES	71.8	91.0

Total liabilities	939.5	1,200.9
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 85,567,485 shares and 84,215,904 shares issued for 2009 and 2008, respectively	0.9	0.8
Additional paid-in capital	839.1	805.6
Retained earnings	558.6	538.8
Accumulated other comprehensive loss	(0.8)	(98.8)
Treasury stock, at cost, 29,292,512 shares and 29,109,058 shares for 2009 and 2008, respectively	(793.4)	(787.8)

Total stockholders’ equity	604.4	458.6

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,543.9	$1,659.5

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of Income From Continuing Operations to Adjusted Income From Continuing Operations

	For The Three Months		For The Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Income from continuing operations, a GAAP measure	$9.9	$11.9	$61.8	$123.8
Restructuring charges, after tax	10.9	7.7	30.0	20.7
Net change in unrealized (gains) losses on open future contracts, after tax (a)	(0.5)	3.0	(4.5)	3.2
Gain on sale of entity, after tax (a)	(3.0)	—	(3.0)	—
Impairment of assets, after tax	4.3	6.9	4.3	9.1
Special product quality adjustment, after tax (b)	11.3	—	11.3	—
Other items, after tax (a)	0.2	(0.1)	0.4	0.2

Adjusted income from continuing operations, a non-GAAP measure	$33.1	$29.4	$100.3	$157.0

Earnings (loss) per share (“EPS”) from continuing operations — diluted, a GAAP measure	$0.17	$0.21	$1.09	$2.12
Restructuring charges	0.19	0.14	0.53	0.35
Net change in unrealized (gains) losses on open future contracts (a)	(0.01)	0.05	(0.08)	0.06
Gain on sale of entity (a)	(0.05)	—	(0.05)	—
Impairment of assets	0.08	0.12	0.08	0.16
Special product quality adjustment (b)	0.20	—	0.20	—
Other items (a)	—	—	—	—

Adjusted EPS from continuing operations — diluted, a non-GAAP measure	$0.58	$0.52	$1.77	$2.69

(a)	Recorded in (Gains) losses and other expenses, net in the Consolidated Statements of Operations

(b)	Recorded in Cost of Goods Sold in the Consolidated Statements of Operations

	For The Three Months		For The Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Components of (Gains) losses and other expenses, net (pre-tax):
Realized losses on settled future contracts (a)	—	1.9	3.7	0.9
Foreign currency exchange (gain) loss (a)	(0.2)	1.1	0.7	(3.2)
Loss (gain) on disposal of fixed assets (a)	0.5	(4.6)	(0.1)	(4.8)
Discount fee on accounts sold (b)	—	—	0.3	—
Realized gain on marketable securities (b)	—	—	(0.3)	—
Net change in unrealized (gains) losses on open futures contracts (c)	(0.7)	4.6	(7.1)	5.1
Gain on sale of entity (c)	(4.1)	—	(4.1)	—
Other items, net (c)	0.1	(0.1)	0.3	0.1

(Gains) losses and other expenses net (pre-tax)	$(4.4)	$2.9	$(6.6)	$(1.9)

(a)	Included in segment profit and adjusted income from continuing operations

(b)	Included in adjusted income from continuing operations but excluded from segment profit

(c)	Excluded from segment profit and adjusted income from continuing operations

Reconciliation of Estimated Adjusted to GAAP Income per Share from Continuing Operations — Diluted

For the
Year Ended
December 31,
2010
ESTIMATED
Adjusted income per share from continuing operations — diluted	$1.85 - $2.25
Restructuring charges	(0.10)

GAAP income per share from continuing operations — diluted	$1.75 - $2.15

Free Cash Flow

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Net cash provided by operating activities	$12.2	$43.4	$225.5	$183.2
Purchase of property, plant and equipment	(24.9)	(23.8)	(58.8)	(62.1)

Free cash flow	$(12.7)	$19.6	$166.7	$121.1

Operational Working Capital

		December 31,		December 31,
		2009		2008
	December 31,	Trailing	December 31,	Trailing
	2009	12 Mo. Avg.	2008	12 Mo. Avg.
Accounts and Notes Receivable, Net	$357.0		$363.4
Asset Securitization	—		30.0
Allowance for Doubtful Accounts	15.6		17.9

Accounts and Notes Receivable, Gross	372.6	$409.3	411.3	$519.0

Inventories	250.2		297.3
Excess of Current Cost Over Last-in, First-out	71.7		75.8

Inventories as Adjusted	321.9	363.8	373.1	429.1

Accounts Payable	(238.2)	(254.0)	(234.1)	(323.1)

Operating Working Capital (a)	456.3	519.1	550.3	625.0

Net Sales, Trailing Twelve Months (b)	2,847.5	2,847.5	3,441.1	3,441.1

Operational Working Capital Ratio (a / b)	16.0%	18.2%	16.0%	18.2%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees

Debt to Earnings Before Interest, Taxes, Depreciation and Amortization Expense (“EBITDA”) Ratio

Trailing
Twelve
Months to
December 31,
2009
Earnings before interest and taxes (“EBIT”) (a)	$164.5
Depreciation and amortization expense (“DA”) (b)	52.9

EBITDA (EBIT excluding DA) (a + b)	$217.4

Total debt at December 31, 2009 (c)	$231.5

Total debt to EBITDA ratio ((c / (a + b))	1.1

Reconciliation of EBIT to income from continuing operations before income taxes:
EBIT per above (non-GAAP)	$164.5
Special product quality adjustment	18.3
Items in (gains) losses and other expenses, net that are excluded from segment profit	(10.9)
Impairment of assets	6.4
Restructuring charges	41.5
Other expenses, net	0.1
Interest expense, net	8.2

Income from continuing operations before income taxes (GAAP)	$100.9